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                                                                   EXHIBIT 10.44




                          INTERIM AGREEMENT BETWEEN
                            UNIVERSITY OF FLORIDA
                                     AND
                          NATIONAL DIAGNOSTICS, INC.



This Interim Agreement is to confirm the intention of the UNIVERSITY OF FLORIDA ("UNIVERSITY"), FOR AND ON BEHALF OF THE BOARD OF REGENTS OF THE STATE OF FLORIDA, FOR THE BENEFIT OF THE DEPARTMENT OF RADIOLOGY/UFHSCJ, COLLEGE OF MEDICINE, UNIVERSITY OF FLORIDA, and NATIONAL DIAGNOSTICS, INC. ("NDI"), to enter into a formal agreement ("the Agreement") under which UNIVERSITY will provide interpretation of radiographic examinations that have been performed by NDI. Following are the terms and conditions under which the parties will operate as of May 15, 1997, until the execution of the Agreement or until termination of this Interim Agreement as set forth below:

1. The term of this Interim Agreement will span six (6) months from the effective date of May 15, 1997. However, either party may terminate this Interim Agreement with or without cause upon thirty (30) days notice to the other party. Such notice shall be submitted in writing via certified mail by the terminating party to the other party. As promptly as practicable after the effective date of this Interim Agreement, UNIVERSITY and NDI agree to use their respective best efforts to negotiate, in good faith, the Agreement providing for the services contemplated in this Interim Agreement. The Agreement will contain standard and appropriate representations, warranties, covenants, and conditions typical for a transaction of this size and type.

2. UNIVERSITY's radiologists from its Department of Radiology/UFHSCJ will provide interpretation of radiographic examinations that have been performed by NDI.

3. Responsibility and expense for pickup and delivery of radiographic examinations to UNIVERSITY will be borne by NDI.

4. UNIVERSITY's radiologists shall read, examine, and interpret all of the radiographic examinations on patients referred to UNIVERSITY's radiologists. UNIVERSITY's radiologists shall interpret radiographic examinations and dictate a report which shall be made available to NDI for processing on all studies performed each day, except in emergencies or on occasions when reasonable radiological practice justifies a later dictation of report. NDI shall direct the clerical typing and distribution of the written reports based on the utilization of its own resources, facilities, and staff personnel, at its own cost and expense.

5. UNIVERSITY will provide a list of all Department of Radiology faculty including their areas of expertise with telephone and pager numbers for consultation when necessary. UNIVERSITY will make available to NDI a direct telephone line for questions and issues occurring on a daily basis.

6. (a)For services provided by UNIVERSITY's radiologists pursuant to this Interim Agreement, UNIVERSITY shall be responsible for billing and collecting the professional component for patients whose third party carrier requires separate billing (ex., Medicare and Medicaid) and NDI shall be responsible for billing and collecting the technical component.

        (b)For services provided by UNIVERSITY's radiologists pursuant to this Interim Agreement, NDI shall be responsible for billing and collecting the global fees for all other carriers who do not require separate billing. All such NDI patients who receive medical services pursuant to this Interim Agreement, or such patients' third party payors, shall be billed on a global fee basis which shall include the fees for both services rendered by UNIVERSITY's radiologists and for the services rendered by NDI. In these cases, NDI shall act as the agent of UNIVERSITY solely with respect to billing and collection of the professional fees for services provided to NDI's patients by UNIVERSITY's radiologists. In such billings, NDI may indicate on its bill that it is billing in the name of UNIVERSITY. NDI shall not, however, be required to initiate suit to obtain payment except in accordance with its standard policies and procedures.






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        (c)Upon request by UNIVERSITY, NDI shall make available for inspection by UNIVERSITY copies of all bills which it renders which include billing for services of UNIVERSITY's radiologists. NDI shall provide UNIVERSITY with a monthly summary of billing and collection activity or when reasonably required.

        (d)Any checks or other instruments received by UNIVERSITY for services rendered pursuant to this Agreement which represent payment for global fees shall be endorsed over to NDI for application in accordance with the provisions of this Agreement.

7. NDI will pay to UNIVERSITY eighteen percent (18%) of the gross receipts of the total global fee received by NDI, when services are provided by UNIVERSITY's radiologists, minus refunds, and minus fees for studies for which UNIVERSITY did not provide reading and/or interpretation. To offset additional expenses, this percentage will increase on a scale to be negotiated in the Agreement.

8. NDI will pay UNIVERSITY by the twenty-fifth (25th) day of the month after the month-end on the previous month's gross receipts specifically on the basis of the arrangement described in Section 7. Payment will be made to University of Florida Jacksonville Physicians, Inc., P. O. Box 44008, Jacksonville, Florida 32231-4008. NDI shall include with the monthly payment a line item report by patient, representing documentation of radiographic examinations interpreted for which payment by NDI is being made. In the event that payment is not made by NDI by the twenty-fifth (25th) day of the month, NDI agrees to pay UNIVERSITY a one and one-half percent (1.5%) late charge per month which will be assessed on the unpaid balance.

9. To the extent that the State of Florida, on behalf of the Florida board of Regents, has partially waived its immunity to tort claims and is vicariously responsible for the negligent acts and omissions of its employees and agents as prescribed by Section 7687.28, Florida Statutes, UNIVERSITY is protected for a claim or judgement by any one person in a sum not exceeding One Hundred Thousand Dollars ($100,000), and for a total claim or judgement arising out of the same incident or occurrence in a total amount not exceeding Two Hundred Thousand Dollars ($200,000), such protection being provided by the University of Florida Health Science Center/Jacksonville Self-Insurance Program, a self-insurance program created pursuant to the authority of
        Section 240.213, Florida Statutes. The Board of Regents has not purchased liability insurance coverage beyond those limits outlined in
        Section 768.28, Florida Statutes. Employees and agents of UNIVERSITY are not generally individually liable for or subject to actions arising from their state functions, except as provided in Section 768.28(9)(a), Florida Statutes. Damages allocated against the Board of Regents as prescribed by Section 766.112, Florida Statutes, are not subject to reallocation under the doctrine of joint-and-several liability to codefendants of the Board of Regents in professional liability actions. The sole remedy available to a claimant to collect damages allocated to the Board of Regents is as prescribed by Section 768.28, Florida Statutes. Health Science Center/Jacksonville Self-Insurance program provides ongoing protection with no expiration. UNIVERSITY agrees to fully cooperate with NDI in its efforts to notify patients that they will be receiving care from Board of Regents employees, and liability, if any, that may arise from that care is limited as provided by law.

10. This interim Agreement supersedes any or all prior agreements, understandings and arrangements between the parties relating to the subject matter hereof.

















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INTERIM AGREEMENT BETWEEN THE UNIVERSITY OF FLORIDA AND NATIONAL DIAGNOSTICS,
INC. FOR RADIOGRAPHIC INTERPRETATIONS

ACKNOWLEDGED AND AGREED UPON BY:

NATIONAL DIAGNOSTICS, INC.            UNIVERSITY OF FLORIDA, FOR
                                      AND ON BEHALF OF THE BOARD OF
                                      REGENTS OF THE STATE OF
                                      FLORIDA, FOR THE BENEFIT OF
                                      THE DEPARTMENT OF
                                      RADIOLOGY/UFHSCJ, COLLEGE
                                      OF MEDICINE,
                                      UNIVERSITY OF FLORIDA




/s/Curtis L. Alliston   5/29/97       /s/Edward M. Copeland, III,M.D.  5/27/97
---------------------------------     ----------------------------------------
Curtis L. Alliston       Date         Edward M. Copeland, III, M.D.     Date
President                             Interim Dean
                                      College of Medicine
                                      University of Florida




                                      /s/Frederick S. Vines, M.D.     5/28/97
                                      ----------------------------------------
                                      Frederick S. Vines, M.D.          Date
                                      Associate Chairman
                                      Department of Radiology/UFHSCJ
                                      College of Medicine
                                      University of Florida




                                      /s/Louis S. Russo, Jr., M.D.   5/28/97
                                      ----------------------------------------
                                      Louis S. Russo, Jr., M.D.        Date
                                      Senior Associate Dean for
                                        Programs
                                      College of Medicine
                                      Assistant Vice President for Health
                                      Affairs University of Florida




                                      /s/David R. Challoner, M.D.    5/28/97
                                      ----------------------------------------
                                      David R. Challoner, M.D.         Date
                                      Vice President for Health Affairs
                                      University of Florida



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